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                                                                     Exhibit 2.8

                  AMENDMENT NO. 1 TO THE AGREEMENT TO SUBLEASE


                  Amendment No. 1, dated as of December 14, 2000, to the Agreement to Sublease, dated as of August 25, 2000 among SBCW, for itself and on behalf of the Sublessor Entities, TowerCo Parent and TowerCo (the "Agreement"). Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Agreement.

                  WHEREAS, pursuant to Section 16.19 of the Agreement, SBCW, TowerCo and TowerCo Parent desire to amend the Agreement as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

               1.          Amendment to Section 3.2(d).

                  The last sentence of Section 3.2(d) is hereby deleted in its entirety and replaced by the following:

                  "Notwithstanding the foregoing, if TowerCo Parent elects to pay all of the End Date Adjustment Payment in Parent Stock, the maximum number of shares of Parent Stock TowerCo Parent will be required to issue in order to satisfy its obligation with respect to such payment shall not exceed the product of
                  (x) 10,783,179 shares of Parent Stock and (y) a fraction the numerator of which is equal to the SBCW End Date Stock Amount, and the denominator of which is equal to 14,291,997 shares of Parent Stock, and if TowerCo Parent elects to pay some of the End Date Adjustment Payment in the form of Parent Stock, the foregoing limitation on the maximum number of shares of Parent Stock required to be issued shall be applied proportionately based on the percentage of such payment TowerCo Parent elects to pay in Parent Stock."

              2.          Amendment to Section 3.2(e).

                  The last sentence of Section 3.2(e) is hereby deleted in its entirety and replaced by the following:

                  "Notwithstanding the foregoing, if TowerCo Parent elects to pay all of the Change of Control Payment in Parent Stock, the maximum number of shares of Parent Stock TowerCo Parent will be required to issue in order to satisfy its obligation with respect to such payment shall not exceed the product of (x) 10,783,179 shares of Parent Stock and (y) a fraction the numerator of which is equal to the SBCW Change of Control Stock Amount, and the denominator of which is equal to 14,291,997 shares of Parent Stock, and if TowerCo Parent elects to pay some of the Change of Control Payment in the form of Parent Stock, the foregoing limitation on

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                  the maximum number of shares of Parent Stock required to be issued shall be applied proportionately based on the percentage of such payment TowerCo Parent elects to pay in Parent Stock."

              3.                    Amendment to Section 3.2(f).

                  The last sentence of Section 3.2(f) is hereby deleted in its entirety and replaced by the following:

                  "Notwithstanding the foregoing, if TowerCo Parent elects to pay all of the Liquidity Event Payment in Parent Stock, the maximum number of shares of Parent Stock TowerCo Parent will be required to issue in order to satisfy its obligation with respect to such payment shall not exceed the product of (x) 10,783,179 shares of Parent Stock and (y) a fraction the numerator of which is equal to the SBCW Liquidity Event Stock Amount, and the denominator of which is equal to 14,291,997 shares of Parent Stock, and if TowerCo Parent elects to pay some of the Liquidity Event Payment in the form of Parent Stock, the foregoing limitation on the maximum number of shares of Parent Stock required to be issued shall be applied proportionately based on the percentage of such payment TowerCo Parent elects to pay in Parent Stock."

                4.                 Amendment of Denominator.

                  The language appearing after the phrase "the denominator of which is equal to" in (A) clause (ii) of the second sentence of the definition of Change of Control Payment, (B) clause (ii) of the second sentence of the definition of Liquidity Event Payment, and (C) clause (ii) of the second sentence of the definition of End Date Adjustment Payment, is hereby deleted and replaced with the following phrase "14,291,997 shares of Parent Stock."

                5.      Amendment of Section 3.2(h).

                  Section 3.2(h) is hereby amended by including the following sentence at the beginning thereof:

                  "Any references to the number of shares of Parent Stock in (A) the definition of Change of Control Payment, (B) the definition of Liquidity Event Payment, (C) the definition of End Date Adjustment Payment, (D) Section 3.2(d), (E) Section 3.2(e) and (F) Section 3.2(f), shall be subject to appropriate adjustment in the event of any stock dividends, splits, combinations or subdivisions occurring after August 25, 2000."

                6.      Amendment of the definition of "Liquidity Event
Payment".

                  The definition of Liquidity Event Payment is hereby amended by deleting the phrase "SBCW Affiliates" in the proviso of the first sentence thereof and replacing it with the phrase "its Affiliates".

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                7.      Amendment of Section 4.6(b).

                  The following language is hereby inserted at the end of
Section 4.6(b):

                  "If TowerCo reasonably believes that an Existing Site should become an Excluded Site (rather than deferring such Site to a later Closing Date) because either (i) the applicable Sublessor Entity will not be able to satisfy all of its conditions to this Agreement to close on such Site or (ii) the matters disclosed by the applicable Sublessor Entity on the Disclosure Schedule would have a Material Adverse Effect on such Existing Site which is not capable of being cured, TowerCo shall promptly notify SBCW or SBCW's designated agent of such determination."

                8.      Continuing Effect of Stockholders' Agreement.

                  This Amendment shall not constitute an amendment or modification of any other provision of the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

                9.      Counterparts.

                  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

                10.     Governing Law.

                  This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws or rules.

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                  IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, as of the day and year first above written.

                                  SBC WIRELESS, INC.



                                  By: /s/ Kathy Rehmer
                                     -----------------------------------
                                       Kathy Rehmer, as attorney-in-fact



                                  SOUTHERN TOWERS, INC.



                                  By: /s/ Glen F. Spivak
                                     -----------------------------------
                                       Glen F. Spivak
                                       Vice President



                                  SPECTRASITE HOLDINGS, INC.



                                  By:  /s/ Richard J. Byrne
                                     -----------------------------------
                                       Richard J. Byrne
                                       Executive Vice President